UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2011

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Supplemental Indenture and 8.75% Second Priority Senior Secured Notes due 2019

On February 7, 2011, Verso Paper Holdings LLC (the “Company”) and Verso Paper Inc. (each, an “Issuer” and together, the “Issuers”), each a wholly owned subsidiary of Verso Paper Corp., issued $36 million aggregate principal amount of its 8.75% second priority senior secured notes due 2019 (the “Notes”) governed by an Indenture, dated as of January 26, 2011 (the “Base Indenture”), among the Issuers, the guarantors named therein (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 10, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee.

The Notes will have the same terms as the $360 million aggregate principal amount of second priority senior secured notes due 2019 issued by the Issuers on January 26, 2011 (the “January Notes”). The Issuers will pay interest on the Notes at 8.75% per annum, payable semiannually to holders of record at the close of business on January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year, commencing on August 1, 2011.

The Notes are guaranteed, jointly and severally, on a senior secured basis, by each of the Guarantors and by each of the Company’s future domestic subsidiaries that guarantees certain debt of the Company or issues disqualified stock. The Notes and the related guarantees are secured by second priority liens in the collateral owned by each Issuer and Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the security documents relating thereto. The collateral consists of a second priority lien on substantially all of the Issuers’ and Guarantors’ tangible and intangible assets currently securing the Company’s senior secured credit facility, excluding securities of the Company’s affiliates.

Notwithstanding the foregoing, the initial collateral securing the Notes shall not include (i) any property or assets owned by any foreign subsidiary of the Company, (ii) any lease, license, contract, property right or agreement of the Company or its subsidiaries, including the Guarantors, if and only for so long as the grant of a security interest under the security documents would result in a breach, termination or default under that lease, license, contract, property right or agreement, (iii) any securities of any of the Company’s affiliates, (iv) certain other exceptions described in the security documents and (v) proceeds and products from any and all of the foregoing excluded assets described in clauses (i) through (iv), unless such proceeds and products would otherwise constitute collateral.

The Notes and the related guarantees are the senior secured obligations of the Issuers and the Guarantors, respectively, and rank (i) senior in right of payment with the Issuers’ and Guarantors’ existing and future subordinated indebtedness, including the Issuers’ existing senior subordinated notes and the guarantees in respect thereof; (ii) equally in priority as to collateral with respect to any of the Issuers’ and Guarantors’ existing and future obligations secured by a second priority lien on the collateral, including the Issuers’ existing second priority senior secured notes and the guarantees in respect thereof; (iii) effectively junior in priority as to collateral with respect to the Issuers’ and the Guarantors’ existing and future first priority secured debt obligations under the Issuers’ senior secured credit facility, the first priority senior secured notes and any other future obligations secured by a first priority lien on the collateral to the extent of the collateral securing such debt and the guarantees in respect thereof; and (iv) effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuers or the Guarantors).

The Issuers may redeem the Notes, in whole or part, at any time prior to February 1, 2015, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the date of redemption and a “make-whole premium.” The Issuers may redeem the Notes, in whole or in part, on or after February 1, 2015 at the redemption prices set forth in the Indenture. At any time (which may be more than once) before February 1, 2014, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes (including the January Notes) with the proceeds of qualified equity offerings at a redemption price equal to 108.75% of the principal amount of the Notes, plus accrued and unpaid interest on the date of redemption.

Registration Rights Agreement

On February 10, 2011, in connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Representatives” and together with Morgan Joseph TriArtisan LLC, the “Initial Purchasers”), relating to, among other things, the exchange offer for the Notes and the related guarantees (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Issuers and the Guarantors will use their commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) notes and guarantees having substantially identical terms as the Notes and guarantees issued under the Indenture, as part of an offer to exchange freely tradable exchange notes for the Notes within 365 days after the issue date of the January Notes (the “Effectiveness Target Date”). The Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be completed within 30 business days after the Effectiveness Target Date.

If the Issuers are unable to effect the exchange offer under certain circumstances, the Issuers are to use commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the Notes within 365 days after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective for at least one year following effectiveness of the shelf registration statement, or until all of the Notes covered by the shelf registration statement are sold.

If the Issuers and the Guarantors fail to meet these targets (each, a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% per year for the first 90-day period immediately following the occurrence of any Registration Default. The annual interest rate on the Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable annual interest rate of 8.75%. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

Amendment No. 1 to Collateral Agreement

On February 10, 2011, the Issuers, each subsidiary of the Issuers party thereto, and Wilmington Trust Company, as collateral agent, entered into an amendment to the collateral agreement dated January 26, 2011, among the Issuers, each subsidiary of the Issuers party thereto, and Wilmington Trust Company, as collateral agent (as amended, the “Collateral Agreement”). Pursuant to the Collateral Agreement, the payment and performance when due of all obligations of the Issuers and the Guarantors under the Notes and related guarantees will be secured by the pledge and grant of security interests contained in the Collateral Agreement.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture, the Registration Rights Agreement and Amendment No. 1 to Collateral Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this report:

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture, dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement, dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch Pierce, Fenner, & Smith Incorporated, as representatives of the initial purchasers.

10.1	Amendment No. 1 to Collateral Agreement, dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust Company, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture, dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement, dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch Pierce, Fenner, & Smith Incorporated, as representatives of the initial purchasers.

10.1	Amendment No. 1 to Collateral Agreement, dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust Company, as collateral agent.